Exhibit 4.9
AMENDMENT TO
ATTACHMENTS OF UNIT PURCHASE AND SUBSCRIPTION AGREEMENT

This AMENDMENT TO ATTACHMENTS OF UNIT PURCHASE AND SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of December 14, 2021, is entered into by and among Ioneer Rhyolite Ridge Holdings LLC, a Delaware limited liability company f/k/a Rhyolite Ridge Holdings LLC (the “Company”), ioneer Ltd, a company organized under the laws of Australia (the “ioneer Parent”), and Sibanye Stillwater Limited, a company organized under the laws of South Africa (the “Investor Parent”). The Company, ioneer Parent and Investor Parent are referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Unit Purchase and Subscription Agreement on September 16, 2021 (as amended from time to time, the “Agreement”);

WHEREAS, pursuant to Section 8.10 of the Agreement, the Agreement may be amended by an instrument in writing executed by all Parties and expressly identified as an amendment;

WHEREAS, pursuant to Section 8.3(c) of the Agreement, the Parties may agree to amend Part 1 of Schedule 1.1-RP of the Agreement by the Required Permit Schedule Amendment Date;

WHEREAS, the Parties desire to amend Exhibit A and Part 1 of Schedule 1.1-RP of the Agreement as contemplated by the terms and conditions of this Amendment; and

WHEREAS, capitalized terms used and not separately defined herein shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein and in the Agreement, the Parties agree as follows:

1.          Amendments to the Agreement.

(a)	The second sentence of footnote 5, which is footnoted in Section 8.2(a), of Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“Parties to work to come to agreement by March 31, 2022.”

(b)	The second sentence of footnote 6, which is footnoted in Section 8.2(f), of Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“Parties to work to come to agreement by March 31, 2022.”

(c)	Pursuant to Section 8.3(c) of the Agreement, Part 1 of Schedule 1.1-RP of the Agreement is hereby amended, effective as of the Execution Date to add the following sentence:

“Satisfaction of Endangered Species Act (ESA) requirements: (1) the Bureau of Land Management (BLM) Record of Decision approval of the Mine Plan of Operations that includes any alternatives determined by U.S. Fish and Wildlife Service (FWS) to be reasonable and prudent as identified in a biological opinion resulting from ESA section 7 consultation regarding Tiehm’s buckwheat, unless FWS determines that listing the species is not warranted; (2) if, after BLM issues its Record of Decision but before Closing, FWS or BLM reinitiates or states in writing that it will reinitiate section 7 consultation regarding Tiehm’s buckwheat, the conclusion of such reinitiated consultation and the issuance by BLM of an amendment to its Record of Decision with any new or revised alternatives determined to be reasonable and prudent by FWS.”

2.          Required Permits Schedule Amendments.  The Parties acknowledge that (a) there are no outstanding proposals from Investor pursuant to Section 8.3(c) of the Agreement to amend Part 1 of Schedule 1.1-RP of the Agreement to include an additional Permit and (b) the agreement of the Parties regarding all such proposals is set forth in Section 1(c) of this Amendment. No Party shall have the right to terminate the Agreement pursuant to Section 8.3(c) of the Agreement following the execution of this Amendment.

3.          Binding Effect of the Agreement.  Except as expressly amended by Section 1 of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

4.          Incorporation by Reference.  The Recitals of this Amendment and Section 8.7 (Governing Law) and Section 8.8 (Consent to Jurisdiction; Waiver of Jury Trial) of the Agreement are hereby incorporated herein by reference, modified to the extent necessary to apply to this Amendment.

5.          Headings.  The headings in this Amendment are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Amendment.

6.          Invalidity.  In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or any other such instrument.

7.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which shall constitute one and the same amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf” or signature via DocuSign or similar services) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the date first above written.

IONEER RHYOLITE RIDGE HOLDINGS LLC

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	President

Signature Page to Amendment to Attachments of Unit Purchase and Subscription Agreement

SIGNED for IONEER LTD. in accordance with section 127 of the Corporations Act 2001 (Cth):

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	Director

By:	/s/ Ian Bucknell
Name:	Ian Bucknell
Title:	Secretary

Signature Page to Amendment to Attachments of Unit Purchase and Subscription Agreement

SIBANYE STILLWATER LIMITED

By:	/s/ Neal Froneman
Name:	Neal Froneman
Title:	CEO

Signature Page to Amendment to Attachments of Unit Purchase and Subscription Agreement